Exhibit 10.8

AGREEMENT

This Agreement, dated November 30, 2005 (this “Agreement”), is by and between Genpact Global Holdings SICAR S.a.r.l., a Luxembourg société à responsabilité limiteé qualifying as a Société d’investissment en capital à risque (the “Company”), Macro*World Research Corporation, a North Carolina corporation (“WB”), and Wachovia Corporation, a North Carolina corporation (“Guarantor”), each of which agrees as follows:

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Genpact International, a Luxembourg s.a.r.l. (“Genpact International”), WB and Guarantor are entering into the Master Professional Services Agreement (as defined herein) for the provision of services by Genpact International and certain of its Affiliates or other subcontractors as permitted under the Master Professional Services Agreement to WB and other Eligible Recipients (as defined herein);

WHEREAS, the Company, GE Capital International (Mauritius), a Mauritius corporation (“GE”), Wachovia Investment Holdings, LLC, a Delaware limited liability company (“Purchaser”), and Guarantor have entered into the Securities Purchase Agreement (as defined herein) pursuant to which GE shall sell to Purchaser on the date hereof, and Purchaser shall purchase from GE, 76,483 shares of Common Stock (as defined herein) of the Company;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Purchaser and the existing shareholders of the Company shall enter into the Amended and Restated Shareholders Agreement (as defined herein) which, among other things, shall set forth WB’s rights and obligations as a shareholder of the Company; and

WHEREAS, the Company, WB and Guarantor desire to enter into this Agreement in order to set forth the terms and conditions of their agreement with regard to certain matters not addressed in the Master Professional Services Agreement, the Securities Purchase Agreement or the Amended and Restated Shareholders Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants herein contained, and, intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Certain Defined Terms.  Capitalized terms used in this Agreement shall have the meanings specified below, or elsewhere in, this Agreement;

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(a)           “2010 FTE Measurement Date” means December 31, 2010.

(a)  “2011 Cash Payment” means the following:

(i)      [[[***]]]:

(ii)     [[[***]]]:

(b)           “Amended and Restated Shareholders Agreement” means the Amended and Restated Shareholders Agreement, dated as of the date hereof, by and among Purchaser, the Company, Genpact Global (Lux) and the existing shareholders listed on the signature pages thereto, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

(c)           “Applicable FTE Level” means, (i) when calculating the 2011 Cash Payment, the FTEs as of the 2010 FTE Measurement Date, and (ii) when calculating the Early Termination Cash Payment, the FTEs on the MSA Termination Date.

(d)           “Applicable Measurement Date” means (i) the 2010 FTE Measurement Date, when calculating the 2011 Cash Payment, and (ii) the MSA Termination Date, when calculating the Early Termination Cash Payment.

(e)           “Applicable Share Amount” means [[[***]]]

(f)            “BPO/ITO Company” means, as of the IPO Date and, with respect to any Replacement Company, as of the Replacement Date, any publicly-traded company on a United States or major international stock exchange or trading system whose primary business is the provision of business process outsourcing or information technology outsourcing services and that has a sufficient public float that would allow for customary hedging transactions on the common equity securities of such company.

(g)           “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

(h)           “Change of Control” shall have the meaning set forth in the Amended and Restated Shareholders Agreement.

(i)            “Common Stock” shall have the meaning set forth in the Amended and Restated Shareholders Agreement.

(j)            “Deemed Yield Amount” means [[[***]]].

(k)           “Early Termination Cash Payment” means the following: [[[***]]]

(l)            “Eligible Recipients” shall have the meaning set forth in the Master Professional Services Agreement.

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(m)          “Fair Market Value” means the price that would be paid in an arm’s-length transaction to a willing seller under no compulsion to sell, by a willing buyer under no compulsion to buy.

(n)           “FTE” means [[[***]]].

(o)           “Index” means an index consisting of a number of shares (which could be fractions of shares) of each Index Company determined by the Company in accordance with Section 2.04(a).  The number of shares of each Index Company to be included in the Index is subject to the adjustments set forth in Section 2.04.

(p)           “Index Companies” means, as of any date, the BPO/ITO Companies that populate the Index as of such date.

(q)           “Index Differential” means [[[***]]]%.

(r)            “Index Representation” means, with respect to each Index Company, the number of shares of such Index Company in the Index as of the IPO Date (as adjusted from time to time pursuant to Section 2.04).

(s)           “Index Value” means, as of any date, the value of the Index, as determined by the Company pursuant to Section 2.04(a) (as adjusted from time to time pursuant to Section 2.04).

(t)            “Initial Index Value” means the Index Value as of the IPO Date, as determined by the Company pursuant to Section 2.04(a).

(u)           “IPO Date” means the date of the first Qualified Initial Public Offering.

(v)           “IPO Price” means the volume weighted average price per share of Common Stock (or the class of the securities that is sold in the Qualified Initial Public Offering) for the twenty consecutive trading days following a Qualified Initial Public Offering.

(w)          “Legal Proceedings” means any judicial, administrative or arbitral actions, suits or proceedings (public or private, at law or in equity) by or before a governmental entity.

(x)            “Master Professional Services Agreement” means the Master Professional Services Agreement, dated as of the date hereof, between the Company, WB and the Guarantor, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

(y)           “MSA Date” means the date of the Master Professional Services Agreement.

(z)            “MSA Expiration Date” means November 30, 2012.

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(aa)         “MSA Termination Date” means, if, prior to the MSA Expiration Date, the Master Professional Services Agreement is terminated by (i) WB, for any reason other than a bona fide termination pursuant to Section 25.1(a), Section 25.5 or Section 25.7 of the Master Professional Services Agreement, or (ii) Genpact International pursuant to Section 25 of the Master Professional Services Agreement, the last day Genpact International is providing Services to WB (and the other Eligible Recipients) under the Master Professional Services Agreement (other than Termination Assistance Services) (as each term is defined in the Master Professional Services Agreement).

(bb)         “Person” means any individual, partnership, corporation, trust, limited liability company, unincorporated organization, governmental entity and any other entity.

(cc)         “Purchase Price” means $90,020,491.

(dd)         “Qualified Initial Public Offering” shall have the meaning set forth in the Amended and Restated Shareholders Agreement.

(ee)         “Sale Price” means the Fair Market Value of a share of Common Stock at the time of a Change of Control, as determined in good faith by the board of managers of the Company.

(ff)           “Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of November 30, 2005, by and between the Company, GE, Purchaser and Guarantor, as the same may be amended, modified or supplemented from time to time in accordance with its provisions.

(gg)         “Share Purchase Price” means (i) the Purchase Price divided by (ii) the WB Share Amount.

(hh)         “Unrecovered Share Purchase Price” means, as of any date, the excess, if any, of (i) the sum of the Share Purchase Price plus the Deemed Yield Amount through the date of determination over (ii) the cumulative amount of cash distributions and the Fair Market Value (as determined in good faith by the board of managers of the Company) of non-cash distributions distributed in respect of the WB Shares through the date of determination, in each case calculated on a per share basis.

(ii)           “WB Share Amount” means 76,483 shares of Common Stock of the Company, as adjusted from time to time pursuant to Section 2.06.

(jj)           “WB Shares” means the equity interests in the Company and/or Genpact Global (Lux), as the case may be, held by Purchaser (and its Permitted Transferees (as defined in the Amended and Restated Shareholders Agreement)) as of any date.

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ARTICLE II

CASH PAYMENTS; INDEX

Section 2.01.  2011 Cash Payment.  If a Qualified Initial Public Offering or a Change of Control shall have occurred prior to the 2010 FTE Measurement Date, WB shall pay, on January 31, 2011 (or the next Business Day), subject to Section 2.04(f), the 2011 Cash Payment to the Company by wire transfer of immediately available United States funds into an account designated by the Company.

Section 2.02.  Early Termination Cash Payment.

(a)           If a Qualified Initial Public Offering or a Change of Control shall have occurred prior to the MSA Termination Date, WB shall pay on the MSA Termination Date (or the next Business Day), subject to Section 2.04(f), the Early Termination Cash Payment to the Company by wire transfer of immediately available United States funds into an account designated by the Company.

(b)           If the MSA Termination Date shall have occurred on or prior to the date of a Qualified Initial Public Offering or the date of a Change of Control, on the earlier to occur of a Qualified Initial Public Offering and a Change of Control, WB shall pay the Early Termination Cash Payment to the Company by wire transfer of immediately available United States funds into an account designated by the Company.

Section 2.03.  Qualified Initial Public Offering and Change of Control.  If both a Qualified Initial Public Offering and a Change of Control shall have occurred prior to any or each of the MSA Termination Date, and/or the 2010 FTE Measurement Date, the calculations under Sections 2.01 and 2.02 shall be based on the first to have occurred of a Qualified Initial Public Offering and a Change of Control.

Section 2.04.  Index.

(a)           Index Population; Index Value.  The initial population of the Index, including the Index Representation, will be selected by the Company in its sole discretion within ten (10) days after the IPO Date and shall consist of no more than ten (10) BPO/ITO Companies.  The Initial Index Value shall be determined by the Company in its sole discretion as of the date the Index is populated by the Company pursuant to this Section 2.04(a).  The methodology for determining the Initial Index Value shall be provided to WB by the Company promptly after its determination.  The Index Value as of any date shall be determined by the Company using the same methodology as was used to calculate the Initial Index Value.

(b)           Removal of Index Company.  If an Index Company ceases to trade for more than twenty (20) consecutive trading days for any reason such Index Company (the “Removed Company”) will be removed by the Company from the Index as soon as practicable (the date of such removal, the “Removal Date”) and the Company shall choose a BPO/ITO Company to replace the Removed Company on the Removal Date

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(the “Replacement Company”).  The Company shall equitably adjust the Index Value to reflect any change in value of the Removed Company through the Removal Date and the Replacement Company thereafter.

(c)           Adjustment.  The Index Representation of each Index Company and the Index Value will be equitably adjusted from time to time by the Company to account for any cash distributions, non-cash distributions, stock splits, dividends or other events involving Index Companies.

(d)           Index Differential Calculation.  The Company will deliver a notice to WB promptly following the MSA Termination Date or promptly following the 2010 FTE Measurement Date, as applicable (in each case, provided that a Qualified Initial Public Offering shall have occurred prior thereto), which notice shall set forth the Company’s calculation of the Index Differential as of the Applicable Measurement Date (the “Index Differential Calculation”).

(e)           Determinations Binding.  Absent manifest error, any determination or adjustment made by the Company pursuant to clauses (a), (b), (c) or (d) of this Section 2.04 shall be binding on the parties hereto.

(f)            Dispute Notice.

(i)            If WB disputes the Index Differential Calculation based on manifest error, it shall deliver written notice (the “Dispute Notice”) to the Company within ten (10) Business Days after receipt by WB of the Index Differential Calculation, stating that WB objects to the Index Differential Calculation, specifying in reasonable detail the basis for such objection and setting forth WB’s proposed modification to the Index Differential Calculation.  WB and the Company will attempt to resolve and finally determine and agree upon the Index Differential Calculation as promptly as practicable.  If WB and the Company are unable to agree upon the Index Differential Calculation within thirty (30) days after delivery of the Dispute Notice, a nationally recognized investment banking firm reasonably acceptable to each of WB and the Company will resolve the items set forth in the Dispute Notice within thirty (30) days of its engagement.  The fees, costs and expenses of the investment banking firm will be borne by the party whose positions generally did not prevail in such determination, as determined by such investment banking firm, or if the investment banking firm determines that neither party could be fairly found to be the prevailing party, then such fees, costs and expenses will be borne 50% by WB and 50% by the Company.  If WB does not deliver the Dispute Notice to the Company within ten (10) Business Days after receipt by WB of the Index Differential Calculation, such Index Differential Calculation will be conclusively presumed to be true and correct in all respects and will be final and binding upon the parties.

(ii)           If, as of January 31, 2011, with respect to the 2011 Cash Payment, or the MSA Termination Date, with respect to the Early Termination Cash Payment, the Index Differential Calculation has not yet been finally determined in accordance with this Section 2.04(f), WB shall be required to make the 2011 Cash

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Payment and the Early Termination Cash Payment, as applicable, in accordance with Sections 2.01 and 2.02, respectively, based upon the Index Differential Calculation set forth in the Dispute Notice.  Not later than the third Business Day following the final determination of the Index Differential Calculation pursuant to this Section 2.04(f), WB shall pay the excess, if any, of the 2011 Cash Payment and the Early Termination Cash Payment, as applicable, calculated based on the finally determined Index Differential Calculation, over the 2011 Cash Payment and the Early Termination Cash Payment, respectively, previously made by WB.

Section 2.05.  Illustration.  Exhibit A attached hereto sets forth an illustration of certain of the calculations referred to in this Article II.

Section 2.06.  WB Share Amount Adjustment.  In the event of any merger, reorganization, consolidation, change of control, recapitalization, stock split, spin-off or other change in the corporate structure of the Company affecting the equity interests in the Company and/or Genpact Global (Lux), the WB Share Amount will be equitably adjusted in good faith by the board of managers of the Company.

Section 2.07.  Sustainability.  Without limiting WB’s rights and remedies under the Master Professional Services Agreement, WB shall use commercially reasonable efforts to maintain the Applicable FTE Level as of the 2010 FTE Measurement Date through March 31, 2012 as long as Genpact International provides the Services (as defined in the Master Professional Services Agreement) in accordance with the requirements of the Master Professional Services Agreement and consistent with the potential expiration of the Master Professional Services Agreement at the end of the Initial Term thereof.

ARTICLE III

GENERAL

Section 3.01.  Assignment.  This Agreement shall not be assignable by the Company without the prior written consent of WB, or by WB without the prior written consent of the Company.  This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their permitted successors and assigns.  This Agreement shall continue to be binding on WB following any transfer by WB of any WB Shares to any other person or entity.

Section 3.02.  Entire Agreement; Amendment.  This Agreement, including any schedules and attachments referred to herein and attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.  There are no agreements, representations, warranties, promises, covenants, commitments or undertakings other than those expressly set forth in this Agreement.  This Agreement is not a part of, and shall not be integrated with, the Master Professional Services Agreement.  This Agreement supersedes all prior agreements, representations, warranties, promises, covenants, commitments or undertaking, whether written or oral, with respect to the subject matter contained in this Agreement.  No

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amendment, modification, change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such amendment, modification, change, waiver, or discharge is sought to be enforced.

Section 3.03.  No Offset.  The obligations of WB under this Agreement are absolute and unconditional and WB shall have no right to set-off, combine, consolidate or otherwise appropriate or apply against, or on account of, any obligations or liabilities owed by the Company or any of its affiliates to WB under this Agreement or otherwise, including, without limitation, any amounts that may be owed by the Company to WB or any of its Affiliates under the Master Professional Services Agreement.

Section 3.04.  Counterparts.  This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties hereto.

Section 3.05.  Heading.  The Article and Section headings and used herein are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

Section 3.06.  Severability.  In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over the parties hereto, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties hereto in accordance with applicable law.  The remaining provisions of this Agreement and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by applicable law.

Section 3.07.  Waiver of Default; Cumulative Remedies.

(a)           Waiver of Default.  A delay or omission by either party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof.  A waiver by either of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.  All waivers must be in writing and signed by the party waiving its rights.

(b)           Cumulative Remedies.  All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party hereto at law, in equity or otherwise.  The election by a party hereto of any remedy provided for in this Agreement or otherwise available to such party shall not preclude such party from pursuing any other remedies available to such party at law, in equity, by contract or otherwise.

Section 3.08.  Survival.  This Agreement shall survive the expiration or termination of the Master Professional Services Agreement.

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Section 3.09.  Third Party Beneficiaries.  This Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.10.  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.10):

if to the Company:

GENPACT GLOBAL HOLDINGS SICAR S.A.R.L.
65, Boulevard Grande Duchesse Charlotte
L - 1331
Attention:              Board of Managers
Facsimile:               352 26 383 509

with a copy to (which shall not constitute notice):

GENPACT GLOBAL HOLDINGS SICAR S.A.R.L.
1251 Avenue of the Americas
Suite 41
New York, NY 10020
Attention:              Eileen S. Silvers, Esq.
Facsimile:               (646) 823-0467

and

PAUL, WEISS, RIFKIND, WHARTON
& GARRISON LLP

1285 Avenue of the Americas
New York, NY 10019
Attention:              Kenneth M. Schneider, Esq.
Facsimile:               (212) 592-0303

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if to WB or Guarantor:

WACHOVIA CORPORATION
301 South College St. NC0630
Charlotte, NC 28288-0630
Attention:              Sterling A. Spainhour, Esq.
Facsimile:               (704) 715-4498

with a copy to (which shall not constitute notice):

JONES DAY
2727 North Harwood Street
Dallas, Texas 75201-1515
Attention:              John A. Funk, Esq.
Facsimile:               (214) 969-5100

Failure or delay in delivering any notice, demand, request, consent, approval, declaration or other communication to any Person designated to receive a copy thereof shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

Section 3.11.  Governing Law.

(a)           This Agreement and performance under it shall be governed by and construed in accordance with the applicable laws of the State of New York, without giving effect to the principles thereof relating to conflicts of laws other than Section 5-1401 of the General Obligations Law of the State of New York.

(b)           Each of the parties by this Agreement irrevocably and unconditionally:

(i)            submits for itself and its property in any Legal Proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect hereof, to the exclusive jurisdiction of the Courts of the State of New York sitting in the County of New York, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such Legal Proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court;

(ii)           consents that any such Legal Proceeding may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Legal Proceeding in any such court or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)          waives all right to trial by jury in any Legal Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, or its performance under or the enforcement of this Agreement;

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(iv)          agrees that service of process in any such Legal Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 3.10; and

(v)           agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of New York.

Section 3.12.  Further Assurances.  Each party hereto covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each party hereto shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

Section 3.13.  Guarantee.  Guarantor hereby guarantees the payment and performance of all obligations, liabilities and indemnities of WB now existing or hereafter arising under this Agreement (collectively, the “Obligations”).  This guarantee shall be a full, unconditional, irrevocable, absolute and continuing guarantee of payment and performance and not a guarantee of collection, and Guarantor shall remain liable on the Obligations hereunder until the payment in full of the Obligations.  Guarantor’s guarantee and responsibility shall not be discharged, released, diminished, or impaired by any setoff, counterclaim, defense, act or occurrence which Guarantor may have against the Company as a result of or arising out of this Agreement.  If under applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application with respect to creditors, any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Company, this guarantee shall continue to be effective, or be reinstated, as the case may be, all as though such payment had not been made.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers or representatives thereunto duly authorized, as of the date first above written.

GENPACT GLOBAL HOLDINGS SICAR S.A.R.L.

By:
	Name:	Eileen S. Silvers
	Title:	Senior Vice President, Taxes and Corporate Affairs

MACRO*WORLD RESEARCH CORPORATION

By:
	Name:	Jean E. Davis
	Title:	Chairman

WACHOVIA CORPORATION

By:
	Name:	Thomas K. Hoops
	Title:	Senior Vice President

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